UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2018, Hyatt Hotels Corporation (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Two Roads Hospitality LLC, a Delaware limited liability company (the “Acquired Entity”), CL Vie Hospitality, LLC, a Delaware limited liability company and an affiliate of Geolo Capital LP (“CL VIE”), Lowe Hospitality Group, Inc. a California corporation (“Lowe” and, together with CL VIE, the “Sellers”) and Lowe, in its capacity as a representative of the Sellers, pursuant to which the Company has agreed to, or to cause one or more of its affiliates to, acquire all of the outstanding equity interests of the Acquired Entity (the “Transaction”).

Under the terms of the Purchase Agreement, the consideration to be paid by the Company is $480,000,000, subject to customary adjustments set forth in the Purchase Agreement relating to the working capital, cash and indebtedness of the Acquired Entity and its subsidiaries, as of the closing of the Transaction. In addition, the consideration may be increased prior to the closing of the Transaction by a variable amount up to an aggregate increase of $120,000,000, in the event that the Acquired Entity is able to complete certain actions with respect to certain of its hotel management agreements. To the extent any such actions have not been completed as of the closing of the Transaction, the Sellers will have a limited period post-closing to cause the Acquired Entity to complete such actions, and if it is able to do so, the consideration to be paid by the Company will be increased by the same amount as it would have been had such actions been completed prior to closing (but in no event will the aggregate consideration (inclusive of the payments made by the Company at the closing) exceed $600,000,000). In addition, management of certain hotels managed by subsidiaries of the Acquired Entity prior to the closing of the Transaction (the “Retained Hotel Management Business”) will continue to be managed by an affiliate of the Sellers following the closing and not by the Company or its affiliates.

The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any governmental order prohibiting the consummation of the Transaction, (iii) the absence of a material adverse effect with respect to the Acquired Entity and its subsidiaries (taken as a whole), (iv) customary conditions regarding the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifications) and (v) compliance with the covenants and agreements contained in the Purchase Agreement in all material respects. Additionally, the Purchase Agreement provides that the closing of the Transaction is subject to (i) the completion of certain restructuring transactions to be undertaken by the Sellers, the Acquired Entity and certain of its subsidiaries prior to closing of the Transaction, and (ii) the consummation of the transactions contemplated by an unaffiliated member equity purchase agreement prior to the closing of the Transaction, which provides for the acquisition by a subsidiary of the Acquired Entity of equity interests in one of the Acquired Entity’s subsidiaries which are currently held by certain third parties.

The Purchase Agreement contains customary representations, warranties and covenants related to the Company, the Acquired Entity, the Sellers and the Transaction. Between the date of the Purchase Agreement and the closing of the Transaction, subject to certain exceptions, the Acquired Entity has agreed, and will cause its subsidiaries, to (i) operate in the ordinary course of business, (ii) use commercially reasonable efforts to, among other things, preserve in all material respects its present business operations and business relationships, and (iii) not engage in specified types of transactions unless agreed to in writing by the Company. The Purchase Agreement otherwise contains customary covenants for transactions of this nature.

The Purchase Agreement contains customary indemnification provisions, in each case subject to certain survival periods and other customary limitations.

The Purchase Agreement contains customary termination rights for both the Company and the Acquired Entity, whereby such parties may terminate the Purchase Agreement (i) by mutual consent, (ii) following a permanent legal prohibition to consummating the Transaction, or (iii) following a breach of the representations, warranties, agreements or covenants contained in the Purchase Agreement which would, or would be reasonably expected to, cause the closing conditions not to be satisfied by January 4, 2019 (subject to certain cure rights). Moreover, both the Company and the Acquired Entity shall have the right to terminate the Purchase Agreement if the closing of the Transaction has not occurred by January 4, 2019.

In connection with the closing of the Transaction, the Company or an affiliate of the Company and a newly-formed affiliate of the Sellers will enter into a transition services agreement, pursuant to which such newly-formed affiliate of the Sellers will provide the Company and its affiliates with certain services for a transitional period following the closing the of the Transaction. In addition, prior to or at the closing of the Transaction, the Acquired Entity and one or more of its subsidiaries that will not be transferred to the Company in connection with the Transaction will enter into a license, cooperative marketing and distribution agreement, pursuant to which the Acquired Entity will grant the other party thereto a non-exclusive license to use certain intellectual property and will provide certain marketing, distribution and other services for portions of the Retained Hotel Management Business.

Mr. Thomas J. Pritzker, Executive Chairman of the Company, is the brother of Mr. John A. Pritzker, Co-Chairman of the Acquired Company, and Founding Partner and Director of Geolo Capital, which is an affiliate of CL VIE.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2018, Patrick Grismer, Executive Vice President and Chief Financial Officer, of the Company, notified the Company that he will step down as the Company’s Executive Vice President and Chief Financial Officer, effective November 2, 2018, to pursue another professional opportunity. Mr. Grismer’s resignation is not a result of any disagreement with the Company related to the Company’s business, operations, financial performance, financial reporting or internal controls.

Joan Bottarini, the Company’s current Senior Vice President, Finance – Americas, has been selected to serve as the Company’s Executive Vice President, Chief Financial Officer and will assume such role effective upon Mr. Grismer’s departure from the Company on November 2, 2018. In this capacity, Ms. Bottarini will also serve as the Company’s principal financial officer, effective as of November 2, 2018.

Ms. Bottarini, age 47, has served as the Company’s Senior Vice President, Finance – Americas since 2016. Prior to that position, Ms. Bottarini served as Vice President, Hotel Finance, Asia Pacific (Hong Kong) of the Company from 2014 to 2016 and as Vice President, Strategic Financial Planning and Analysis of the Company from 2007 to 2014. Prior to her roles at the Company, Ms. Bottarini served as an Assurance Manager at KPMG LLP. Ms. Bottarini holds a B.S. from Northern Illinois University.

On October 5, 2018, Hyatt Corporation, a wholly-owned subsidiary of the Company, entered into an employment letter with Ms. Bottarini pursuant to which Ms. Bottarini is entitled to the following compensation and benefits:

•	annual base salary of $675,000;

•	annual incentive award with a target incentive of 100% of base salary;

•

annual grants under the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, similar to other senior executives of Hyatt (which, for grants made during 2019, are expected to have an aggregate value equal to $1,400,000);

•

a grant of restricted stock units (“RSUs”) with a value equal to $250,000 which will vest in equal amounts over four years with the first vesting date to occur on the first anniversary of the award grant date, provided that Ms. Bottarini remains employed with Hyatt on each vesting date, subject to approval by the Compensation Committee of the Board of Directors of the Company;

•	employee benefits and perquisites available to the Company’s senior executive officers from time to time; and

•	severance in accordance with the Company’s executive severance plans.

The foregoing description of the employment letter is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the press release announcing Ms. Bottarini’s appointment is filed as Exhibit 99.2 to this report.

Item 7.01. Regulation FD Disclosure.

In a press release issued on October 8, 2018, the Company announced the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In a press release issued on October 8, 2018, the Company reaffirmed its full-year 2018 outlook provided on October 1, 2018. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Letter, dated as of October 5, 2018, between Hyatt Corporation and Joan Bottarini

99.1	Press Release of Hyatt Hotels Corporation, dated October 8, 2018

99.2	Press Release of Hyatt Hotels Corporation, dated October 8, 2018

Forward-Looking Statements.

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, business trends and expectations with respect to the time schedule to complete the Transaction and certain post-closing matters, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: October 9, 2018	By:	/s/ Margaret C. Egan
Name: Margaret C. Egan
Title: Executive Vice President, General Counsel and Secretary